UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2017

Bonanza Creek Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 17th Street, Suite 1400
Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 440-6100

Not Applicable

(Former name or former address, if changed since last report.)

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 1, 2017, Bonanza Creek Energy, Inc. (the “Company”) entered into a stipulation (the “Stipulation”) with an ad hoc committee of certain holders of the Company’s 6.75% Senior Notes due 2023 and 5.75% Senior Notes due 2021 and Silo Energy, LLC (“Silo”) to, among other things, settle certain claims of Silo in connection with the previously announced cases commenced by the Company under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Court”).

A copy of the Stipulation is filed as Exhibit 10.1 hereto and is incorporated herein by reference. The above description of the Stipulation is qualified in its entirety by the full text of such exhibit.

Item 7.01 Regulation FD Disclosure.

In August 2016, the Company executed various confidentiality agreements (collectively, the “Noteholder Confidentiality Agreements”) with certain holders of the Company’s 6.75% Senior Notes due 2023 and 5.75% Senior Notes due 2021 (collectively, the “Notes”) to engage in discussions regarding a possible restructuring transaction. As of the date hereof, the Noteholder Confidentiality Agreements remain in effect to permit the Company to disclose confidential information to the holders of Notes party thereto from time to time. On January 25, 2017, Bonanza Creek Energy, Inc. (the “Company”) executed various confidentiality agreements (collectively, as may be amended, restated, supplemented or otherwise modified from time to time, the “Equity Confidentiality Agreements”) with certain holders of the Company’s common stock that are members of an ad hoc committee of equity security holders (the “Ad Hoc Equity Committee”) represented by Brown Rudnick LLP.

Pursuant to the Equity Confidentiality Agreements, the Company agreed to publicly disclose certain information, including certain information prepared by, or by certain representatives of, the Ad Hoc Equity Committee, upon the occurrence of certain events set forth in the Equity Confidentiality Agreements, including upon the delivery of notice (the “Noteholder Notice”) by certain holders of Notes represented by Kirkland & Ellis LLP (the “Ad Hoc Noteholder Group”). In accordance with the Equity Confidentiality Agreements, the Noteholder Notice was delivered to the Company by Kirkland & Ellis LLP on February 2, 2017, prompting the disclosure set forth herein. The Company hereby discloses (a) the Company and counsel to the Ad Hoc Noteholder Group each engaged in discussions with the Ad Hoc Equity Committee relating to a restructuring proposal from the Ad Hoc Equity Committee (the “Ad Hoc Equity Committee Proposal”), (b) a summary of the Ad Hoc Equity Committee Proposal that was transmitted to the Company, and to certain members of the Ad Hoc Noteholder Group in connection with a discussion with representatives of the Ad Hoc Equity Committee, is attached hereto as Exhibit 99.1, (c) the letter dated January 30, 2017, from counsel to the Ad Hoc Equity Committee to counsel to the Debtors, attached hereto as Exhibit 99.2, and (d) the Ad Hoc Equity Committee Proposal did not result in an acceptable transaction and no counteroffer was made.

The information furnished in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing of the Company’s under the Securities Act of 1933, as amended (the “Securities Act”), unless specifically identified therein as being incorporated therein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains certain statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical facts, included in this Current Report on Form 8-K that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including, among other things, the risk factors discussed in this Current Report and in our most recent Annual Report on Form 10-K as well as in other reports filed from time to time by the Company with the Securities and Exchange Commission, most of which are beyond our control. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “indicate” and similar expressions are intended to identify forward-looking statements. All statements other than statements of current or historical fact contained in this Current Report are forward-looking statements. Although we believe that the forward-looking statements contained in this Current Report are based upon reasonable assumptions, the forward-looking events and circumstances discussed in this Current Report may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

	10.1	Stipulation dated February 1, 2017 among the Debtors, the Ad Hoc Noteholder Group and Silo.

	99.1 99.2	Summary of the Ad Hoc Equity Committee Proposal Letter dated January 30, 2017 from counsel to the Ad Hoc Equity Committee to counsel to the Debtors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Date: February 3, 2017	By:	/s/ Cyrus D. Marter IV
Cyrus D. Marter IV
Senior Vice President, General Counsel
and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stipulation dated February 1, 2017 among the Debtors, the Ad Hoc Noteholder Group and Silo.

99.1 99.2	Summary of the Ad Hoc Equity Committee Proposal Letter dated January 30, 2017 from counsel to the Ad Hoc Equity Committee to counsel to the Debtors.